Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT AND WAIVER, dated as of June 7, 2004

(this “Amendment”), to the Credit Agreement, dated as of March 26, 2002 (as amended by the Amendment dated as of December 31, 2002 and as further amended, supplemented or modified from time to time, the “Credit Agreement”), among ROTECH HEALTHCARE INC., a Delaware corporation (the “Borrower”), the Lenders parties thereto, UBS WARBURG LLC and GOLDMAN SACHS CREDIT PARTNERS L.P., as joint lead arrangers and joint bookrunners (the “Arrangers”), GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, THE BANK OF NOVA SCOTIA, DEUTSCHE BANK SECURITIES INC. (formerly known as Deutsche Banc Alex. Brown Inc.) and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent, and UBS AG, STAMFORD BRANCH, as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended and waived upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Lenders have agreed to such amendments and waivers upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

SECTION 1.     DEFINITIONS.

Unless otherwise defined herein, terms used herein and defined in the Credit Agreement are used herein as therein defined.

SECTION 2.     AMENDMENT.

2.1     Amendment to Section 2.10 (Mandatory Prepayments and Commitment Reductions). Section 2.10 of the Credit Agreement is hereby amended by adding the following new paragraph (g) at the end thereof:

“(g)     If any Revolving Credit Loans shall be outstanding on December 31, 2004, the Borrower shall, without notice or demand, prepay all such Revolving Credit Loans in their entirety and any interest accrued thereon, and shall cause the aggregate outstanding principal amount of all Revolving Credit Loans to be zero for the following five consecutive Business Days. Following such time period, the Borrower may resume borrowing under the Revolving Credit Facility as otherwise provided herein.”

2.2     Amendment to Section 7.6 (Restricted Payments). Section 7.6 of the Credit Agreement is hereby amended by (i) inserting the term “(a)” directly following the phrase “except that” set forth therein, (ii) deleting the period at the end of such Section, and (iii) adding the following at the end thereof:

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“and (b) the Borrower may pay dividends on its Series A Convertible Preferred Stock in an aggregate amount not exceeding $500,000 during any fiscal year of the Borrower or $1,000,000 for any period of two fiscal years of the Borrower.”

SECTION 3.     WAIVER.

3.1     Waiver of Sections 4.16(b) and Section 7.9(a). The Lenders hereby waive until March 31, 2005 (but not beyond such date) compliance with Section 4.16(b) and Section 7.9(a) of the Credit Agreement in each case to the extent, but only to the extent, necessary to permit the Borrower to repurchase up to $50,000,000 in the aggregate of its obligations under its Senior Subordinated Notes or of its Capital Stock and, at the option of the Borrower, use the proceeds of borrowings under the Revolving Credit Loans, subject to availability under Section 2.4 of the Credit Agreement, to finance such repurchase, provided that (a) availability under Section 2.4 of the Credit Agreement (excluding outstanding Letters of Credit) shall be no less than $35,000,000 immediately prior and after giving effect to such repurchase, (b) no Default or Event of Default shall have occurred and be continuing immediately prior and after giving effect to such repurchase, and (c) if any repurchase is consummated on or after January 1, 2005, no Revolving Credit Loans shall be outstanding immediately prior and after giving effect to such repurchase.

3.2     Waiver of Event of Default. The Lenders hereby waive the Event of Default arising from (i) the Borrower’s failure to deliver the Appraisal required by Section 6.3(e) of the Credit Agreement which was to have been delivered concurrently with the financial statements for the Borrower’s fiscal year ended December 31, 2003 (the “2003 Appraisal”) and (ii) the Borrower’s failure to cure such Default pursuant to Section 8(d) of the Credit Agreement; provided that, the Borrower shall deliver the 2003 Appraisal by no later than June 15, 2004.

SECTION 4.     MISCELLANEOUS.

4.1     Conditions to Effectiveness. This Amendment shall become effective on the date the Administrative Agent shall have received: (a) an executed counterpart of this Amendment duly executed and delivered by the Borrower and each of the Required Lenders and (b) an Acknowledgement and Consent in the form attached hereto as Exhibit A duly executed and delivered by each Guarantor.

4.2     Representations and Warranties. As of the date hereof and after giving effect to the amendments contained herein, the Borrower hereby confirms, reaffirms and restates the representations and warranties made by it in Section 4 of the Credit Agreement, except to the extent any of such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be deemed true and correct on and as of such earlier date; provided, that each reference therein to the Credit Agreement shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

4.3     Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions

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contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.4     Continuing Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments, waivers and acknowledgement contained herein shall not be construed to as an amendment or waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.

4.5     Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

4.6     GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ROTECH HEALTHCARE INC.

By:

Name:
Title:

UBS AG, STAMFORD BRANCH, as
Administrative Agent and a Lender

By:

Name:
Title:

By:

Name:
Title:

[LENDER]

By:

Name:
Title: